SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934


                            August 18, 1997
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                           (Date of Report)


                     GLOBAL MED TECHNOLOGIES, INC.
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        (Exact Name of Registrant as specified in its charter)



                               COLORADO
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            (State or other jurisdiction of incorporation)


      0 - 22083                             84-1116894
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     (Commission File Number) (IRS Employer Identification Number)


          12600 WEST COLFAX, SUITE A-500, LAKEWOOD, CO  80215
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      (Address of principal executive offices including zip code)


                            (303)  238-2000
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          (Registrant's telephone number including area code)


                            NOT APPLICABLE
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     (Former name or former address, if changed since last report)



        This report consists of 4 sequentially numbered pages.

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
---------------------------------------------

     On August 18, 1997, Global Med Technologies, Inc. ("the Company") and National Medical Review Offices, Inc. ("NMRO") executed an Asset Purchase Agreement (the "Agreement") which provides, subject to the approval of the shareholders of the Company and the satisfaction of certain other conditions, that the Company will sell its DataMed International division ("DataMed") to NMRO.

     NMRO will purchase from the Company all of the assets associated with DataMed at June 30, 1997. The assets include accounts receivable, accrued accounts receivable (unbilled revenue), pre-paid expenses, the customer list of DataMed, customer contracts, furniture, fixtures and equipment,
names, telephone numbers, trade names and copyrighted materials.   In
consideration for the DataMed assets, NMRO shall pay $1,200,000 at closing, $600,000 of which has been placed in an escrow account, and assume certain obligations of DataMed at June 30, 1997. Included in the obligations assumed by NMRO are accounts payable (excluding intercompany payables), certain accrued expenses not to exceed approximately $127,000, capitalized leases of approximately $500,000, a new lease on approximately 10,500 square feet of office space in which DataMed's operations are located, accrued payroll and vacation pay for DataMed employees and certain sales commissions.

     Consummation of the transaction is dependent upon approval of the Company's shareholders and various other conditions. The final agreement will also include an agreement of the Company and of Michael I Ruxin, M.D., the Company's Chief Executive Officer, not to compete with NMRO in the substance abuse testing business, not to solicit customers of NMRO and to maintain the confidentiality of trade secrets of that business.

     Effective at Closing, the existing Interim Management Agreement (the "Management Agreement"), which was entered into between the Company and NMRO on July 7, 1997, effective July 1, 1997, will terminate. Under the Management Agreement, NMRO assumed the direction and control of the business and operations of DataMed. Under the Management Agreement, NMRO has the right (i) to sell, assign, dispose of or transfer any or all of the assets or contractual obligations of DataMed, (ii) reduce DataMed's work force, (iii) assign or transfer DataMed's administrative responsibilities,
(iv) administer DataMed's contracts with its customers, service providers, vendors or purchasers of services or supplies, including negotiating, amending, maintaining and entering into such contracts, but not the termination of any such contract, or any service provided by DataMed to any customer, without the prior consent of the Company, (v) to bill for services rendered by DataMed and collect accounts receivable of the Company relating to DataMed and (vi) to fix, change or relocate the offices used by DataMed. NMRO also agreed to pay and discharge all Expenses (as defined below) incurred by NMRO in the operation of DataMed.

     As compensation for its management services, NMRO receives a monthly management fee in an amount equal to the Net Income (which is defined as Revenues less Expenses, as determined on an accrual basis in accordance with generally accepted accounting principles

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

consistently applied). Revenues are defined as all fees and payments to which the Company is entitled during the term of the Management Agreement in connection with the provision of services or supplies by DataMed, investment income and any other income collected by or on behalf of DataMed during the term of the Management Agreement. Expenses are defined as all expenses which were fully disclosed and recorded on DataMed's June 30, 1997 balance sheet and profit and loss statement, expenses incurred in the ordinary course of operation of DataMed during the term of the Management Agreement and other non-reimbursed or insured expenses. Excluded from the definition of Expenses in the Agreement are (i) interest on borrowed funds,
(ii) legal accounting and other consulting expenses incurred by the Company, (iii) property taxes and taxes based on the Company's income, (iv) insurance expenses (other than health insurance for employees providing services exclusively to DataMed), (v) judgments and expenses of litigation (except legal actions initiated by NMRO to collect accounts receivable of DataMed), (vi) bank charges on Company accounts, (vii) employee bonuses or compensation increases for employees of DataMed not disclosed on the June 30, 1997 profit and loss statement; (viii) compensation and benefits paid to Company employees whose services are not rendered exclusively to DataMed, (ix) intercompany charges or allocations for overhead and loans, as mutually agreed by the parties, and (x) expenses paid by the Company relating to DataMed's operations that are not disclosed and recorded in the June 30, 1997 profit and loss statement of DataMed.

     During the term of the Managment Agreement, and based upon the historical financial results of DataMed, the Company and NMRO anticipate that the operations of DataMed will result in a Net Loss. Any Net Loss is to be the sole responsibility of NMRO if the Company's shareholders approve the proposal to sell DataMed to NMRO. If the Management Agreement is terminated by NMRO pursuant to NMRO's right to terminate (as set forth in the Managment Agreement), then the Company shall be solely responsible for the Net Loss incurred in the operation of DataMed. If the Company is obligated to reimburse NMRO for any Net Losses, the Company has the right to have the Net Loss reviewed and verified by the Company's independent certified public accountants.

     The Management Agreement also provides that the Company would assign Bart K. Valdez, Acting Chief Financial Officer of the Company and Director of DataMed Operations, to provide services on behalf of DataMed. The Management Agreement provides that Mr. Valdez may not allocate in excess of eight hours per week of his time to the Company and shall not be required to travel more than twice for the Company during the term of the Management Agreement, each of which may be for a maximum of three days.

     On July 15, 1997, the Company was notified that NMRO had assigned the Management Agreement to Substance Abuse Technologies, Inc., a publicly held company.



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

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (b) Exhibits:

Exhibit 10.17 Interim Management Agreement, dated July 7, 1997, between Global Med Technologies, Inc. and National Medical Review Offices, Inc.(1)

Exhibit 10.18 Asset Purchase Agreement, dated August 18, 1997, between Global Med Technologies, Inc. and National Medical Review Offices, Inc.
_________________________
(1) Incorporated by reference to the same numbered exhibit filed pursuant to the Company's Registration Statement on Form SB-2 ( No. 333-11723).


                              SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: August 21, 1997              GLOBAL MED TECHNOLOGIES, INC.



                              By /s/ MICHAEL I. RUXIN
                               -----------------------------------
                                     Michael I. Ruxin
                                     Chief Executive Officer




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